Exhibit C


                                  SCHEDULE 13D



         The undersigned hereby express our agreement that the attached Amendment No. 1 to Schedule 13D is filed on behalf of each of us.



February 5, 1997                            By: /s/ George R. Chapdelaine
                                            -----------------------------
                                            George R. Chapdelaine
                                            Voting Trustee



                                            By: /s/ John P. Polcari
                                            -----------------------------
                                            John P. Polcari
                                            Voting Trustee







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